Exhibit 21.1

UNIVAR SOLUTIONS INC. SUBSIDIARIES

Entity Name	State or Other Jurisdiction of Incorporation
Chemical Specialists and Development LLC	Delaware
Chempoint.com EMEA BV	Netherlands
Chempoint.com, Inc.	Nevada
Continential Chemicals, LLC	North Carolina
Cravenhurst Properties Ltd	United Kingdom
Gleis-Genossenschaft Ristet-Bergermoos (Switzerland)	Switzerland
Juffali-Univar Saudi Arabia Chemicals Company, LLC	Saudia Arabia
Kemetyl Norge Industri AS	Norway
Nexeo Solutions Holdings, LLC	Delaware
Nexeo Solutions LLC	Delaware
Nexeo Solutions Mexico Holdings, LLC	Delaware
Nexeo Solutions Sub Holding Corp	Delaware
Olympic Chemical Corp	Washington
Pilates Merger Sub II LLC	Delaware
Sweetmix Distribuidora de Materias Primas Industriais Ltda	Brazil
Tagma Brasil Industria e Comercio de Produtos Químicos Ltda	Brazil
TPG Accolade Delaware, LLC	Delaware
Ulixes Limited	United Kingdom
Univar Corporativo SA de CV (Mexico)	Mexico
Univar Delaware, Inc.	Delaware
Univar Distribution (Malaysia) Sdn. Bhd	Malaysia
Univar Egypt LLC	Egypt
Univar Europe Ltd.	United Kingdom
Univar France SNC	France
Univar Holdco, LLC	Delaware
Univar Holdco III, LLC	Delaware
Univar Netherlands Holdings B.V.	Netherlands
Univar Services (Pty) Ltd. (South Africa)	South Africa
Univar Solutions AB	Sweden
Univar Solutions AG	Switzerland
Univar Solutions AS	Norway
Univar Solutions Belgium NV	Belgium
Univar Solutions Brasil Ltda	Brazil
Univar Solutions BV	Netherlands
Univar Solutions Canada Ltd.	Canada
Univar Solutions Caribe (Dominican Republic)	Dominican Republic
Univar Solutions China BV	Netherlands
Univar Solutions China Ltd. (China)	China
Univar Solutions Colombia SAS (Colombia)	Colombia
Univar Solutions Denmark A/S	Denmark
Univar Solutions GmbH	Germany
Univar Solutions Guatemala, S.A.	Guatemala

Entity Name	State or Other Jurisdiction of Incorporation
Univar Solutions Hellas EPE	Greece
Univar Solutions Hong Kong Ltd.	Hong Kong
Univar Solutions Hungary Sales LLC	Hungary
Univar Solutions, Inc.	Delaware
Univar Solutions Ireland Ltd	Ireland
Univar Solutions Kimya Sanayi ve Dis Ticaret Limited	Turkey
Univar Solutions LLC	Russia
Univar Solutions Mexico SRL	Mexico
Univar Solutions Middle East Africa FZE	Dubai
Univar Solutions Netherlands B.V.	Netherlands
Univar Solutions Oy	Finland
Univar Solutions Portugal SA	Portugal
Univar Solutions Puerto Rico, LLC	Puerto Rico
Univar Solutions SAS	France
Univar Solutions S.p.A	Italy
Univar Solutions s.r.l.	Romania
Univar Solutions s.r.o.	Czech Republic
Univar Solutions Singapore Pte Ltd (Singapore)	Singapore
Univar Solutions Sp Z.o.o	Poland
Univar Solutions Spain SA	Spain
Univar Solutions Trustee Ltd	United Kingdom
Univar Solutions UK Ltd	United Kingdom
Univar Solutions USA Inc.	Washington
Univar Specialty Consumables Limited	United Kingdom
Univar Solutions SARL	Tunisia
Univar UK Ltd	United Kingdom
Univar USA Delaware Inc.	Delaware
Univar MEA Sarl	Morocco
UVX Scandinavia AB	Sweden